Exhibit 10.2

JOINDER AND AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT

This Joinder and Amendment No. 1 (this “Joinder and Amendment”) to the Registration Rights Agreement, dated as of October 7, 2024, by and between Dogwood Therapeutics, Inc. (f/k/a Virios Therapeutics, Inc.), a Delaware corporation (“Company”), and Sealbond Limited, a British Virgin Islands corporation (“Sealbond”) (such agreement, the “Agreement”) is made as of March 12, 2025 (the “Amendment No. 1 Effective Date”) by and between Company, Sealbond and Conjoint Inc., a Delaware corporation (“Conjoint”).  Company, Conjoint and Sealbond are referred to herein collectively as the “Parties” and individually as a “Party.”  All capitalized terms not specifically defined herein shall have the meaning ascribed to them in the Agreement.

RECITALS

WHEREAS, Section 3.6 of the Agreement provides that the Agreement may only be amended, modified or terminated only with the written consent of the Company and holders of a majority of the Registrable Securities then outstanding;

WHEREAS, as of the date hereof, Sealbond is the holder of all of the Registrable Securities outstanding;

WHEREAS, the Company and Conjoint entered into that certain Debt Exchange and Cancellation Agreement, dated as of the date hereof, pursuant to which the Company issued to Conjoint shares of Series A-1 Non-Voting Convertible Preferred Stock, par value $0.0001 per share of the Company (the “Preferred Stock”);

WHEREAS, in connection with Conjoint acquiring the Preferred Stock, the Company and Sealbond desire to join Conjoint as a party to the Agreement, all as set forth below and subject to the terms and conditions set forth in this Joinder and Amendment; and

WHEREAS, the Parties desire to enter into this Joinder and Amendment and amend the Agreement as set forth herein.

NOW, THEREFORE, intending to be legally bound, and in consideration of the mutual obligations contained herein and in the Agreement, the Parties agree as follows:

1.	Amendments to the Agreement.
a.Definition of Registrable Securities. The defined term “Registrable Securities” is hereby deleted in its entirety from Section 1 of the Agreement, and replaced with the following:

“Registrable Securities” means (i) the Series A-1 Non-Voting Convertible Preferred Stock, par value $0.0001 of the Company, (ii) the Purchaser Common Stock Payment Shares; (iii) shares of Common Stock issuable or issued upon conversion of shares of the Purchaser Preferred Stock Payment Shares or the Series A-1 Non-Voting Convertible Preferred Stock, par value $0.0001 of the Company; (iii) any shares of Common Stock, or any shares of Common Stock issued or issuable (directly or indirectly) upon conversion and/or exercise of any other securities of the Company, acquired by the Holder on or prior to the date hereof; and (iv) any securities of the Company issued with respect to the securities referenced in clauses (i) through (iii) by way of any stock dividend or stock split or in connection with any merger, combination, recapitalization, share exchange, consolidation, reorganization or other similar transaction, excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Section 3.1.

2.	Joinder.

By its signature below, Conjoint agrees to be bound by the terms and conditions of the Agreement, as hereby amended.

3.	Miscellaneous.
a.Other than as specifically set forth in Section 1, all other terms and provisions of the Agreement shall remain unaffected by the terms of this Joinder and Amendment, and shall continue in full force and effect and are hereby ratified and confirmed by the Parties. Without limiting the generality of the foregoing, the amendments contained in Section 1 shall not be construed as an amendment to or waiver of any other provision of the Agreement or as a waiver of or consent to any further or future action on the part of any Party that would require the waiver or consent of any other Party. On and after the Amendment No. 1 Effective Date, each reference in the Agreement to “this Agreement,” “the Agreement,” “herein,” “hereof,” “hereby,” “hereto,” “hereunder,” or words of like import, and each reference to the Agreement in any other agreements, documents, or instruments executed and delivered pursuant to, or in connection with, the Agreement, will mean and be a reference to the Agreement as amended by this Joinder Amendment.
b.Sections 3.1 through 3.11 of the Agreement are incorporated into this Joinder and Amendment by reference and shall be applicable to this Joinder and Amendment and the matters addressed in it as if set forth herein in full mutatis mutandis.

[Signature Page Follows]

IN WITNESS WHEREOF, intending to be legally bound, each of the Parties has caused their duly authorized representatives to execute this Joinder and Amendment as of the Amendment No. 1 Effective Date.

DOGWOOD THERAPEUTICS, INC.

By:  /s/ Greg Duncan

Name: Greg Duncan

Title: Chief Executive Officer

SEALBOND LIMITED

By: /s/ Wong Wun Lam

Name: Wong Wun Lam

Title: Director

Address for Notice:

2 Dai Fu Street, Tai Po Industrial Estate

New Territories, Hong Kong

Attention: General Counsel

Email:CKLS-Legalteam@ck-lifesciences.com

CONJOINT INC.

By: /s/ Wong Wun Lam

Name: Wong Wun Lam

Title: Director

Address for Notice:

2 Dai Fu Street, Tai Po Industrial Estate

New Territories, Hong Kong

Attention: [General Counsel]

Email:[CKLS-Legalteam@ck-lifesciences.com]